SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT


                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: August 15, 2000




                        RECKSON ASSOCIATES REALTY CORP.
                                      and
                      RECKSON OPERATING PARTNERSHIP, L.P.
          (Exact name of each Registrant as specified in its Charter)



Reckson Associates Realty Corp. - Maryland                              Reckson Associates Realty Corp. -
Reckson Operating Partnership, L.P. - Delaware                          11-3233650
(State or other jurisdiction of incorporation or organization)          Reckson Operating Partnership, L.P. -
                                                                        11-3233647
                                                                        (IRS Employer ID Number)


                                    1-13762
                           (Commission File Number)


                               225 Broadhollow Road                              11747
                                Melville, New York                             (Zip Code)
                   (Address of principal executive offices)

                                (631) 694-6900
             (Registrant's telephone number, including area code)

Item 5.  Other Events

Rights Agreement
----------------

     On October 13, 2000, the Board of Directors of Reckson authorized a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of Reckson. The dividend is payable to the stockholders of record on October 27, 2000 (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from Reckson one one-thousandth of a share of Series C Junior Participating Preferred Stock, $.01 par value per share (the "Preferred Shares"), of Reckson at a price of $84.44 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between Reckson and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), dated as of October 12, 2000.

     Concurrently with Reckson's declaration of a dividend distribution of Rights, Reckson's primary subsidiary, Reckson Operating Partnership, L.P. ("ROP") has declared a dividend distribution to its common unitholders (including Reckson) of preferred unit purchase rights. These preferred unit purchase rights are analogous to the Rights and carry rights and terms entitling ROP's common unitholders to similar benefits as those conveyed to holders of Common Shares upon a "Distribution Date" (as defined below).

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earliest to occur of (i) the date of first public announcement that an Acquiring Person (as defined below) has become such; or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as defined below) (the earliest of such dates being called the "Distribution Date"). Subject to certain exceptions, an "Acquiring Person" is any person who or which together with all affiliates and associates is the beneficial owner of 15% or more of the outstanding Common Shares (except pursuant to a Permitted Offer (as defined below)). The date of first public announcement that a person or group has become an Acquiring Person is the "Shares Acquisition Date." The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates representing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will represent the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 13, 2010, unless earlier redeemed by Reckson as described below.

     In the event that any person becomes an Acquiring Person or an affiliate or associate thereof (except pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of Reckson and its stockholders, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of Common Shares or of one one-thousandth of a Preferred Share (or, in certain circumstances, other securities of Reckson) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

     In the event that, at any time following the Shares Acquisition Date, (i) Reckson is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of Reckson's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company (or in certain circumstances, its parent) having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

     The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to the greater of (i) a minimum preferential liquidation payment of $10.00 per share and (ii) an aggregate payment per share of 1,000 times the aggregate payment made per Common Share. The Preferred Shares rank junior to all other classes and series of Reckson's preferred stock with respect to dividends and upon liquidation, unless the terms of such other series provides otherwise. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to six full quarterly dividends or more, the holders of the Preferred Shares, subject to certain limitations, shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Shares until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, which may, at the election of Reckson, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, Reckson may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") which redemption shall be effective upon the action of the Board of Directors. Additionally, following the time a person becomes an Acquiring Person and subject to certain other conditions, Reckson may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, in certain circumstances, including redemption in connection with a merger or other business combination transaction or series of transactions involving Reckson in which all holders of Common Shares are treated alike but not involving (other than as a holder of Common Shares being treated like all other holders) an Acquiring Person or its affiliates or associates (or certain persons acting on behalf of or in concert with such persons, affiliates or associates). The payment of the Redemption Price may be deferred under certain circumstances as contemplated in the Rights Agreement.

     All of the provisions of the Rights Agreement may be amended by the Board of Directors of Reckson prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Reckson, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of Reckson, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

Joint Venture
-------------

     On September 28, 2000, a subsidiary of Teachers Insurance and Annuity Association of America ("TIAA") purchased from a subsidiary of ROP for approximately $136,000,000, a 49% interest in RT Tri-State LLC ("RT Tri-State"), the owner of all of the interests in the following properties (collectively, the "Properties"): 680 Washington Boulevard and 750 Washington Boulevard, Stamford, Connecticut; 51 JFK Parkway, Short Hills, New Jersey; 400 Garden City Plaza, Garden City, New York; 120 White Plains Road, Tarrytown, New York (which Property includes 100 White Plains Road); 1305 Walt Whitman Road, Melville, New York; 90 Merrick Avenue, East Meadow, New York (a ground leasehold interest); and 275 Broadhollow Road, Melville, New York.

     A Reckson subsidiary ("Operating Member") will serve as the operating member of RT Tri-State, maintaining responsibility for the day-to-day operations of RT Tri-State. TIAA maintains certain protective rights relative to its investment whereby its consent may be required for certain transactions (e.g., affiliated transactions and financings which do not meet certain guidelines). If the Operating Member transfers its interest in RT Tri-State, or a change of control occurs with respect to the Operating Member or certain affiliates of the Operating Member, under certain limited circumstances TIAA may elect to cause the Operating Member to purchase TIAA's interest in RT Tri-State.

     Each Property will be managed by Reckson Management Group, Inc. ("RMG") in accordance with a management agreement by and between RMG and the owner of each Property, pursuant to which RMG shall receive market rate management fees. RMG shall also be entitled to receive leasing commissions, and Reckson Construction Group, Inc. shall be entitled to receive construction supervisory fees and architectural and engineering fees, unless certain limited conditions set forth in the applicable management agreement occur.

Credit Facility
---------------

     ROP has entered into an unsecured revolving credit facility with The Chase Manhattan Bank ("Chase"), as Administrative Agent, UBS Warburg LLC ("UBS"), as Syndication Agent, Deutsche Bank, as Documentation Agent, and Chase Securities Inc. and UBS as Joint Lead Arrangers and Joint Book Managers (the "Credit Facility"). The Credit Facility matures on September 7, 2003. This Credit Facility amends and restates a revolving credit agreement that was entered into by ROP, an affiliate of ROP, Chase, UBS, Deutsche Bank and certain of the Lenders on July 23, 1998 and amended on August 31, 1999 and September 27, 1999. The Credit Facility is unconditionally guaranteed by Reckson and certain other entities owned by ROP. The Credit Facility provides for a maximum borrowing amount of up to $575 million at any time outstanding. ROP's ability to borrow under the Credit Facility will be subject to the satisfaction of, among other things, certain financial covenants, including covenants relating to limitations on unsecured and secured borrowings, a minimum fixed charge coverage ratio, a minimum combined equity value, a minimum unsecured interest coverage ratio, a minimum adjusted unencumbered net operating income, a maximum dividend payout ratio, and a minimum total interest coverage ratio. Borrowings under the Credit Facility will bear interest, at the option of ROP, at (i) the Base Rate or (ii) the Eurodollar Rate plus the Applicable Margin (as defined in the Credit Facility), ranging from 0.75%-1.25%, depending upon certain terms of the Credit Facility. (Currently, the Applicable Margin for Eurodollar loans is 1.05%). The Base Rate is defined as the fluctuating rate equal to the higher of: (i) the rate of interest announced publicly by Chase in New York, New York from time to time, as Chase's prime rate; and (ii) the sum of (A) one-half of one percent (0.50%) per annum plus (B) the federal funds rate in effect from time to time during such period. The Eurodollar Rate is generally the rate for U.S. dollar deposits for one, two, three or six months which appears on Telerate Page 3750 as of 11:00 A.M. London time, three business days prior to the beginning of the applicable interest period, as adjusted for applicable reserve requirements.

Employment and Noncompetition Agreements and Severance Agreements
-----------------------------------------------------------------

     Reckson has entered into employment and noncompetition agreements and severance agreements with its executive officers (collectively, the "Executive Officers"). Each of the agreements has a 5 year term. However, in the event of a "change of control" (as such term is defined in the applicable agreement), each severance agreement automatically extends the term of the corresponding employment agreement until the later of (i) the date on which the employment and noncompetition agreement otherwise would have expired and (ii) the date which is 60 months after the end of the calendar year in which such change in control occurs. Each agreement provides for certain benefits in the event of termination of the Executive Officer by Reckson without "good reason" (as such term is defined in the applicable agreement), resignation by the Executive Officer upon a material breach of the agreement by Reckson or a change in control of Reckson. These benefits include the continued payment of the Executive Officer's base salary during the remaining term of the agreement, immediate vesting of all equity awards as well as continued entitlement to receive other benefits conferred under the applicable agreement for such remaining term. The agreements also provide certain specified benefits in the event of the death or disability of the Executive Officer.

     In addition, such employment and noncompetition agreements, subject to certain exceptions, prohibit each such Executive Officer from engaging, directly or indirectly, during the term of his employment, in any business (other than FrontLine Capital Group and its affiliates) which engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any industrial or office real estate property in any of the submarkets throughout the tri-state metropolitan area of New York, New Jersey and Connecticut in which Reckson operates ("Competitive Activities"). These employment and noncompetition agreements also prohibit such persons from engaging, directly or indirectly, during a specified noncompetition period in any Competitive Activities, subject to certain limited exceptions. The noncompetition period for each such Executive Officer is the period beginning on the date of the termination of employment and ending on the later of (i) the first anniversary of such person's termination of employment with the Company and (ii) the third anniversary of the person's prior employment and noncompetition agreement.

Amendment to Bylaws
-------------------

     The Board of Directors of Reckson has also adopted a new bylaw provision that permits the directors, in considering a potential acquisition of control of Reckson, to consider the effect of the potential acquisition of control on
(i) stockholders of Reckson and unitholders of ROP, and employees, suppliers, customers and creditors of Reckson and its subsidiaries and (ii) communities in which offices or other establishments of Reckson or its subsidiaries are located.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

     4 Rights Agreement, dated as of October 13, 2000, between Reckson Associates Realty Corp. and American Stock Transfer & Trust Company, as Rights Agent, which includes, as Exhibit A thereto, the Form of Articles Supplementary, as Exhibit B thereto, the Form of Right Certificate, and as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares.

     10.1 $575 Credit Facility dated as of September 7, 2000 among Reckson Operating Partnership, L.P., The Chase Manhattan Bank, UBS Warburg Dillon Read, Deutsche Bank and Chase Securities Inc.

     10.2 Guaranty Agreement dated as of September 7, 2000 among Reckson Associates Realty Corp., The Chase Manhattan Bank and UBS Warburg LLC.

     10.3 Operating Agreement, dated as of September 28, 2000, between Reckson Tri-State Member LLC (together with its permitted successors and assigns) and TIAA Tri-State LLC.

     10.4  Form of Property Management and Leasing Agreement.

     10.5 Amendment and Restatement of Employee and Noncompetition Agreement, dated as of August 15, 2000, between Donald J. Rechler and
           Reckson Associates Realty Corp.

     10.6 Amendment and Restatement of Severance Agreement, dated as of August 15, 2000, between Donald J. Rechler and Reckson
           Associates Realty Corp.

     10.7 Amendment and Restatement of Employee and Noncompetition Agreement, dated as of August 15, 2000, between Gregg Rechler and Reckson Associates Realty Corp.

     10.8 Amendment and Restatement of Severance Agreement, dated as of August 15, 2000, between Gregg Rechler and Reckson Associates Realty Corp.

     10.9 Amendment and Restatement of Employee and Noncompetition Agreement, dated as of August 15, 2000, between Michael Maturo and Reckson Associates Realty Corp.

     10.10 Amendment and Restatement of Severance Agreement, dated as of August 15, 2000, between Michael Maturo and Reckson Associates Realty Corp.

     10.11 Amendment and Restatement of Employee and Noncompetition Agreement, dated as of August 15, 2000, between Mitchell Rechler and Reckson Associates Realty Corp.

     10.12 Amendment and Restatement of Severance Agreement, dated as of August 15, 2000, between Mitchell Rechler and Reckson Associates Realty Corp.

     10.13 Amendment and Restatement of Employee and Noncompetition Agreement, dated as of August 15, 2000, between Scott Rechler and Reckson Associates Realty Corp.

     10.14 Amendment and Restatement of Severance Agreement, dated as of August 15, 2000, between Scott Rechler and Reckson Associates Realty Corp.

     10.15 Amendment and Restatement of Employee and Noncompetition Agreement, dated as of August 15, 2000, between Roger Rechler and Reckson Associates Realty Corp.

     10.16 Amendment and Restatement of Severance Agreement dated as of August 15, 2000, between Roger Rechler and Reckson Associates Realty Corp.

     10.17 Amendment and Restatement of Employee and Noncompetition Agreement, dated as of August 15, 2000, between Jason Barnett and Reckson Associates Realty Corp.

     10.18 Amendment and Restatement of Severance Agreement, dated as of August 15, 2000, between Jason Barnett and Reckson Associates Realty Corp.

     10.19 Amended and Restated Bylaws of Reckson Associates Realty Corp.

     99    Press release dated October 16, 2000.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                        RECKSON ASSOCIATES REALTY CORP.



                                        By:  /s/ Michael Maturo
                                           ------------------------------
                                           Michael Maturo
                                           Executive Vice President
                                           and Chief Financial Officer


                                        RECKSON OPERATING PARTNERSHIP, L.P.


                                        By:  Reckson Associates Realty Corp.,
                                             its General Partner


                                        By:  /s/ Michael Maturo
                                           ------------------------------
                                           Michael Maturo
                                           Executive Vice President
                                           and Chief Financial Officer

Date:  October 17, 2000